UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC 20005	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, John Stanfill submitted his resignation as Senior Vice President of Sales & Customer Service of CoStar Group, Inc. (“CoStar Group” or the “Company”). Mr. Stanfill has agreed to continue to serve the Company in order to assist with the transition; he intends to leave the Company's employ before the end of fiscal year 2014 in order to pursue personal interests.

Item 7.01 Regulation FD Disclosure.
On May 16, 2014, the Company announced the appointment of Max Linnington as Executive Vice President of Sales of the Company. Mr. Linnington served as Bloomberg Americas Senior Vice President of Sales & Marketing from 2001 to 2008, where he managed revenue of $2.5 billion and oversaw a staff of 700 across five business units, including Terminal Subscriptions, Trading Systems, Data, Ecommerce and Media Sales. Mr. Linnington comes to CoStar Group with over 25 years of sales and sales leadership experience, including 17 years in a series of executive sales management roles for Bloomberg in London, the Nordic Region and New York. He also served as Regional Head of Emerging Markets, where he managed Bloomberg’s expansion in India and established a new regional hub in Dubai.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: May 16, 2014	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer